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                                                                  Exhibit 10.67


                CREDIT TERMS AND CONDITIONS ("CREDIT AGREEMENT")
                ------------------------------------------------

        This Agreement is made by and between Alpha Microsystems ("Borrower") and Imperial Bank, a California banking corporation, ("Bank").

Subject to the terms and conditions of this Agreement, any security agreement(s) executed by Borrower in favor of Bank, any note(s) executed by Borrower in favor of Bank, or any other agreements executed in conjunction therewith (collectively, the "Loan Documents"), Bank shall make loans to Borrower from time to time as advances are requested by Borrower until June 9, 1999 not to exceed, in the aggregate, $1,000,000. To induce Bank to make loans to Borrower and in consideration of any loan or loans Bank may make to Borrower, Borrower warrants and agrees as follows:

A. REPRESENTATIONS OF BORROWER

        Borrower represents and warrants that:

1. EXISTENCE AND RIGHTS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has corporate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement.

2. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

3. NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

4. LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

5. FINANCIAL CONDITION. The balance sheet of Borrower as of February 22, 1998, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been

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no material adverse changes in the financial condition or business of Borrower.
Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

6. TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

7. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

8. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

9. REGULATION U. The proceeds of any loan (the "Loan" or collectively, if more than one, the "Loans") extended pursuant to the Loan Documents shall not be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

B. AFFIRMATIVE COVENANTS OF BORROWER

        Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, or so long as Bank has any obligation to extend credit to Borrower, it will, unless Bank shall otherwise consent in writing:

1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment and as to property insurance have Bank named as loss payee in a Lenders "Loss Payable" Endorsement Form 438BFU or equivalent.

3. INTEREST RATE. Pay interest on the loan at the rate of 2.50% (two and a half percent) per year in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan is outstanding divided by 360, which shall, for interest computation purposes, be considered one year.

4. COMMITMENT FEE. Pay a commitment fee of 1.50% (one and a half percent) of the line of credit amount upon execution hereof.



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5. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

            a. The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

            b. It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

6. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

            a. As soon as available, and in any event within forty five (45) days after the close of each month of each fiscal year of Borrower, commencing with the month next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and a covenant compliance calculation certified by an appropriate officer of Borrower;

            b. As soon as available, and in any event within ninety (90) days of fiscal year end, a report of Borrower as of the close of and for each fiscal year, all in reasonable detail, prepared on an audited basis by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower;

            c. In connection with each fiscal year end financial statement furnished to Bank hereunder, any management letter of Borrower's independent certified public accountant;

            d. As soon as available, and in any event within forty five (45) days of fiscal quarter end, a 10Q report;

            e. As soon as available, and in any event within ninety (90) days of fiscal year end, a 10K report;

            f. As soon as available, balance sheet and income statement projections for the following fiscal year;

            g. All other information relating to the affairs of Borrower as the Bank may reasonably request from time to time;

7. NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default.



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8. OPERATING ACCOUNTS. Maintain all primary accounts and banking relationship with Bank during the term of any loans from Bank to Borrower. Borrower shall maintain, or cause to be maintained, on deposit with Imperial Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

9. ATTORNEY'S FEES. Pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to any loans from Bank to Borrower, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising any such loan after the occurrence of an Event of Default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

10. FINANCIAL COVENANTS. Maintain the following financial covenants:

            a. QUICK RATIO defined as cash and equivalents and accounts receivable to current liabilities excluding deferred revenues of not less than 1.50 to 1.00 at all times.

            b. EFFECTIVE TANGIBLE NET WORTH, defined as net worth plus Subordinated Debt, if any, minus intangibles, shall not, at any time, be less than $9,000,000 plus 90% of all extraordinary gains, proceeds from capital stock sold, and equity issued in connection with mergers and acquisitions, and 70% of positive Net Income after taxes.

            c. DEBT TO EFFECTIVE TANGIBLE NET WORTH defined as total liabilities excluding deferred revenues to effective tangible net worth of not more than 1.00 to 1.00 at all times.

11. OTHER TERMS AND CONDITIONS:

            a) Each acquisition to be pre-approved by Bank on a case by case basis.

            b) Advances under the non-revolving line of credit on pre-approved acquisitions will be limited to one time (1x) previous fiscal year's EBITDA (defined as earnings before interest expense, taxes, depreciation and amortization expense) of the company being acquired.

        All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principals applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a monthly basis.

C. NEGATIVE COVENANTS OF BORROWER

        Borrower agrees that so long as it is indebted to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will not, without Bank's written consent:

1. TYPE OF BUSINESS; MANAGEMENT. Make any substantial change in the character of its business; or make any change in its executive management.



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2. OTHER INDEBTEDNESS. Other than in the ordinary course of business and consistent with past practices, create, incur, assume or permit to exist any indebtedness for borrowed moneys, other than loans from the Bank, except obligations now existing as shown in the financial statement dated February 22, 1998, excluding those obligations being refinanced by Bank.

3. LIENS AND ENCUMBRANCES. Other than in the ordinary course of business and consistent with past practices, create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned, other than liens for taxes not delinquent and liens in Bank's favor, except for those already existing as of February 22, 1998.

4. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government or commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Ind., or certificates of deposit maturing more than one (1) year from the date of investment therein issued by Bank; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

5. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease assign or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

6. CAPITAL EXPENDITURES. Make or incur obligations for capital expenditures, which includes purchase money indebtedness or capital lease obligations and excludes spares inventory, in excess of $800,000 in any one fiscal year.

7. LEASE LIABILITY. Make or incur additional liability for payments of rent under leases of real property in excess of $500,000 or personal property in excess of $500,000 in any one fiscal year.


D. EVENTS OF DEFAULT

        The occurrence of any of the following events (each an "Event of Default") shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

1. FAILURE TO PAY. Failure to pay any installment of principal or interest on any indebtedness of Borrower to Bank.

2. BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower.


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3. BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

4. INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period later than five days prior to the date of any proposed sale thereunder.

6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

E. MISCELLANEOUS PROVISIONS

1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of any note issued by Borrower to Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2. ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

3. INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

4. APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

5. OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of any note issued by Borrower in favor of Bank may have under applicable law, Bank or other holder of such notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the outstanding under any such note any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

6. SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

7. TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.



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8. INTEGRATION CLAUSES. Except for the Loan Documents, the Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan, and all prior communications verbal or written between Borrower and Bank shall be of no further effect or evidentiary value. In the event of a conflict or inconsistency among any other documents and instruments and this Agreement, the provisions of this Agreement shall prevail.

9. ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

10. MODIFICATION. This Agreement may be modified only by a writing signed by both parties hereto.

11. JUDICIAL REFERENCE.

        a. Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to the Loan Documents, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Loan Documents gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning the Loan Documents, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP ss.170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP ss.644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.



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        b. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

        c. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

        d. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

This Agreement is executed on behalf of the parties by duly authorized representatives as of _____, 19__.

                             IMPERIAL BANK ("BANK")


                             By:
                                   ----------------------------
                             Date:
                                   ----------------------------

                             ALPHA MICROSYSTEMS ("BORROWER")

                             By:
                                   ----------------------------
                             Date:
                                   ----------------------------


                             By:
                                   ----------------------------
                             Date:
                                   ----------------------------






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